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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                              ---------------------


          Date of Report (Date of earliest event reported) May 8, 2002


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     1-6311                  72-048776
(State of incorporation)     (Commission File Number)     (IRS Employer
                                                        Identification No.)

     601 Poydras Street, Suite 1900                           70130
(Address of principal executive offices)                    (Zip Code)

                                 (504) 568-1010
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)
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Item 5.  Other Events.

Regulation FD Disclosure.

         In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

         On May 8, 2002, the Company issued the following press release:

FOR IMMEDIATE RELEASE

TIDEWATER SIGNS CONSTRUCTION CONTRACT
BOLLINGER RESIGNS FROM BOARD

NEW ORLEANS, MAY 8, 2002 - Tidewater Inc. (NYSE:TDW) announced today that it has entered into a $45 million construction contract with Bollinger Shipyards Lockport LLC for the construction of four (4) offshore supply vessels. The high performance, high capacity 207-foot platform supply vessels will be delivered during the period beginning in October 2003 and ending in May 2004. Prior to entering into the contract, Donald T. "Boysie" Bollinger, chairman and C.E.O. of Bollinger Shipyards, Inc., resigned from his position as a director of Tidewater.

Dean Taylor, C.E.O. and president of Tidewater, commented, "It is with mixed emotions that we are making these announcements. We are delighted that Tidewater is moving forward with its program of vessel replacement for our core fleet with vessels capable of operating on a worldwide basis. However, given the magnitude and term of this contract, Boysie's resignation from Tidewater's Board was a matter of good corporate governance policy and in the best interest of all parties. His long time counsel and advice, as well as his great industry experience, will be missed."

Boysie Bollinger, chairman and C.E.O. of Bollinger, commented, "I am very pleased that Tidewater has shown the confidence in our design and capabilities to include us in this major newbuild program. The Tidewater-Bollinger relationship dates back to Tidewater's very formation, and we are pleased to continue that by delivering this new generation of vessels, which will carry them into the future. My resignation as a member of Tidewater's Board of Directors is not without regrets; it has been a wonderful
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experience, however, it was the appropriate step to take. I will miss my involvement with this group and wish them continued great success in the future."

Bollinger Shipyards, Inc., is a leading provider of offshore oil field support vessels, tugs, rigs, liftboats, barges and fast patrol boats and other steel and aluminum products from its three new construction shipyards. Bollinger has 14 shipyards and all are strategically located between New Orleans and Houston with direct access to the Gulf of Mexico, Mississippi River and Intracoastal Waterway. Bollinger is the largest vessel repair company in the Gulf of Mexico region with a total of 42 dry-docks in Louisiana and Texas.

Tidewater Inc. owns and operates over 550 vessels, the world's largest fleet of vessels serving the global offshore energy industry

Contact: Keith Lousteau (504) 568-1010
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       TIDEWATER INC.


                       By:        /s/ Cliffe F. Laborde
                           -------------------------------------------------
                                Cliffe F. Laborde
                                Executive Vice President, General
                                Counsel and Secretary

Date:  May 8, 2002